                                EXHIBIT 99 (A)


                         INDEPENDENT AUDITORS' REPORT



The Stockholders and Board of Directors
Community Bankshares, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1995 and June 30, 1995 and 1994, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for the six months ended December 31, 1995 and for each of the years in the three-year period ended June 30, 1995. These supplemental consolidated financial statements are the responsibility of Community's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The supplemental consolidated financial statements give retroactive effect to the merger of Community Bankshares, Inc. and Centerpoint Bank on March 20, 1996, which has been accounted for as a pooling-of-interests as described in
Note 17 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Community Bankshares, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Bankshares, Inc. and subsidiaries at December 31, 1995 and June 30, 1995 and 1994, and the results of their operations and their cash flows for the six months ended December 31, 1995 and each of the years in the three-year period ended June 30, 1995, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

     As explained in Note 1 of Notes to Consolidated Financial Statements, effective July 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65."



                                                  KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 20, 1996

                                       26